UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 26, 2025
Date of Report (date of earliest event reported)
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Lineage, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-42191 (Commission File Number)	82-1271188 (I.R.S. Employer Identification Number)
46500 Humboldt Drive Novi, Michigan 48377
(Address of principal executive offices and zip code)
(800) 678-7271
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LINE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 - Entry into a Material Definitive Agreement
On November 26, 2025, Lineage Europe Finco B.V. (the “Issuer”), an indirect subsidiary of Lineage, Inc. (the “Company”), issued and sold €700,000,000 aggregate principal amount of 4.125% Senior Notes due 2031 (the “notes”). The notes are senior unsecured obligations of the Issuer and are fully and unconditionally guaranteed (the “guarantees”) by the Company, Lineage OP, LP (the “operating partnership”), Lineage Logistics Holdings, LLC, and each other subsidiary of the Company (other than the Issuer and certain excluded subsidiaries) that guarantees or is otherwise obligated in respect of the Company’s revolving credit and term loan agreement (collectively, the “Guarantors”).
The terms of the notes are governed by an indenture, dated as of November 26, 2025 (the “Base Indenture”), by and among the Issuer, the Company and the operating partnership, as guarantors, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of November 26, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Issuer, the Guarantors, the Trustee and U.S. Bank Europe DAC, as paying agent. The Indenture contains various restrictive covenants, including requirements to maintain a certain percentage of total unencumbered assets by the operating partnership and limit the operating partnership and its subsidiaries’ ability to incur indebtedness.
The notes bear interest at 4.125% per annum. Interest on the notes will be paid annually on November 26 of each year, commencing November 26, 2026, until the maturity date of November 26, 2031.
Prior to September 26, 2031 (two months prior to the maturity date of the notes) (the “Par Call Date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined in the First Supplemental Indenture) plus 30 basis points less
•100% of the principal amount of the notes being redeemed,
plus, in either case, accrued and unpaid interest on the notes being redeemed to, but not including, the applicable redemption date.
On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the notes being redeemed to, but not including, the applicable redemption date.
All payments of principal and interest in respect of the notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld, unless such withholding or deduction is then required by law or the official interpretation or administration thereof. In the event any withholding or deduction of taxes, duties, assessments or other governmental charges is required by the Netherlands, then, subject to certain exceptions, the Issuer will pay such “additional amounts” on the notes as will result in the receipt by each holder of the notes of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such holder had no such withholding or deduction been required.
If, due to certain changes in tax law of the Netherlands or the United States (or any political subdivision or taxing authority thereof or therein having power to tax), the Issuer or any Guarantor has or will become obligated to pay additional amounts on the notes or if there is a substantial probability that the Issuer or any Guarantor will become obligated to pay additional amounts on the notes, then the Issuer may, upon giving not less than 10 days’ nor more than 60 days’ notice, at its option, redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to, but excluding, the redemption date.
Certain events are considered events of default, which may result in the accelerated maturity of the notes, including:
•default for 30 days in the payment of any installment of interest under the notes;
•default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;
•failure by the Issuer or any of the Guarantors to comply with any of the Issuer’s or such guarantor’s respective other agreements in the notes or the Indenture with respect to the notes upon receipt by the Issuer of notice of such default by the Trustee or by holders of not less than 25% in principal amount of the notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;
•failure to pay any debt (other than non-recourse debt) for monies borrowed by the Issuer, any Guarantor or any of their respective Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $100 million at final maturity or upon acceleration after the expiration of any applicable grace period, which debt (other than non-recourse debt) is, or has become, the primary obligation of the Issuer or such Guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from holders of at least 25% in principal amount of the outstanding notes); and
•certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or Trustee of the Issuer, the Guarantors, or any Significant Subsidiary or all or substantially all of their respective property.
The net proceeds from the offering were approximately €689 million, after deducting the initial purchasers discount and the Issuer’s estimated offering expenses payable by the Issuer. The Issuer intends to use the net proceeds from the notes to repay amounts outstanding from time to time under the Company’s revolving credit facility and for other general corporate and working capital purposes.
The notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the Securities Act. The notes were sold only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.
The Issuer and the Guarantors have entered into a Registration Rights Agreement, dated as of November 26, 2025 (the “Registration Rights Agreement”), pursuant to which the Issuer and the Guarantors are obligated to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the notes and related guarantees for a new issue of notes and related guarantees with terms substantially identical in all material respects to the notes and the guarantees registered under the Securities Act and to complete such exchange offer prior to November 26, 2026.
Copies of the Base Indenture, Supplemental Indenture, including the form of notes, and Registration Rights Agreement, the terms of which are incorporated by reference herein, are filed as Exhibit 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K. The descriptions of the Base Indenture, the Supplemental Indenture and the Registration Rights Agreement in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and Registration Rights Agreement, respectively.
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “could,” “should,” “would,” “seek,” “position,” “support,” “drive,” “enable,” “optimistic,” “target,” “opportunity,” “approximately” or “plan,” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the intended use of the net proceeds from the offering of the notes; risks and uncertainties related to market conditions; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in each of the Company’s reports filed with the Securities and Exchange Commission. There can be no assurance that the proposed transactions will be consummated on the terms described herein or at all.
The risks included here are not exhaustive, and additional factors could adversely affect the Company’s business and financial performance. The Company discussed a number of additional material risks in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to the Company’s performance and financial condition. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company expressly disclaims any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Indenture, dated as of November 26, 2025, among Lineage Europe Finco B.V., Lineage, Inc., Lineage OP, LP and U.S. Bank Trust Company, National Association, as trustee.
4.2
First Supplemental Indenture, dated as of November 26, 2025, among Lineage Europe Finco B.V., Lineage, Inc., Lineage OP, LP, the other guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent, and U.S. Bank Europe DAC, as paying agent, including a form of 4.125% Senior Notes due 2031.

10.1
Registration Rights Agreement, dated as of November 26, 2025, among Lineage Europe Finco B.V., Lineage, Inc., Lineage OP, LP, the other guarantors party thereto and Wells Fargo Securities International Limited, J.P. Morgan Securities plc and BofA Securities Europe SA.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage, Inc.
(Registrant)

December 2, 2025	/s/ Abigail Fleming
Date	(Signature)
Abigail Fleming
Chief Accounting Officer